UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards, 15th Floor
New York, New York 10001
(Address of principal executive offices) (Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 28, 2023, MarketAxess Holdings Inc. (the “Company”) entered into a first amendment (the “Amendment”) to the Credit Agreement, dated as of October 15, 2021, by and among the Company, as borrower, a syndicate of lenders and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and certain other financial institutions party thereto (the “Existing Credit Agreement”).

The Amendment amends the Existing Credit Agreement to, among other things, (1) establish customary Secured Overnight Financing Rate (“SOFR”) provisions (which replaced the London Interbank Offered Rate (“LIBOR”) provisions set forth in the Existing Credit Agreement) and provide that the existing revolving loans will bear interest at a rate per annum equal to (A) the sum of (i) the greatest of (a) the prime rate (last quoted by The Wall Street Journal as the prime rate in the U.S.), (b) the federal funds effective rate and the overnight bank funding rate plus 0.50% and (c) one-month adjusted Term SOFR (as defined in the Amendment) rate plus 1.00%, plus (ii) the applicable rate, ranging from 0.25% to 0.75%, depending on the Company’s consolidated total leverage ratio (as defined in the Existing Credit Agreement), provided that such sum is subject to a 1.0% floor, or (B) the sum of (i) the Term SOFR rate for such interest period, plus (a) 0.10%, plus (ii) the applicable rate, ranging from 1.25% to 1.75%, depending on the Company’s consolidated total leverage ratio, provided that such sum is subject to a 0.00% floor and (2) modify certain definitions set forth in the Existing Credit Agreement to align with those set forth in the amended Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Existing Credit Agreement, a copy of which has been previously filed by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment, dated March 28, 2023, to Credit Agreement, dated as of October 15, 2021, by and among MarketAxess Holdings Inc., as borrower, a syndicate of lenders and JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto.

104	Cover Page Interactive Data File – formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: March 31, 2023	By:	/s/ Christopher N. Gerosa
	Name:	Christopher N. Gerosa
	Title:	Chief Financial Officer